SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 24 day of November , 2000, by and between (i) CENTRAL PROPERTIES L.L.L.P., a Maryland limited liability limited partnership ("Landlord") formerly known as Central Properties Limited Partnership; and (ii) U.S. -CHINA INDUSTRIAL EXCHANGE, INC. ("Tenant").

RECITALS.

    Landlord and Tenant heretofore executed a certain Lease dated March 16, 1994

(the "Original Lease"), as modified by First Amendment dated June 26, 1996 (the "First Amendment"). The documents described above are collectively herein referred to as the "Lease".

B. Pursuant to the Lease, Landlord has leased to Tenant and Tenant currently leases and occupies certain office space known as Suite No. 703 as therein described (the "Premises" or the "demised premises"), on the 7th Floor of the building known as Bethesda Gateway Building with street address of 7201 Wisconsin Avenue in Bethesda, Maryland (the "Building").

C. The currently operative term of the Lease (that ends July 31, 2001) is herein referred to sometimes as the "Present Term". The parties desire hereby to amend the Lease, in order to further extend the term thereof and for other purposes herein set forth.

The foregoing Recitals are incorporated herein and made a part hereof. All terms and phrases in this Amendment shall have the meanings defined for same in the Lease, unless otherwise herein stated.

NOW, THEREFORE, for $10.00 and other valuable consideration paid by each party to the other, receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereby amend the Lease and for such purposes agree as follows:

1 . Term Extension. The term of the Lease, which expires on July 31, 2001, is hereby renewed and extended for the period of three (3) years commencing August 1, 2001 and ending July 31, 2004 (the "Extended Term"). Except as otherwise herein provided, the Extended Term shall be upon all of the terms and provisions of the Lease as heretofore amended. However, this Amendment shall prevail and control over anything to the contrary hereof contained in the Lease as heretofore amended. The provisions of Sections 3, 5, 33 and 34 of the Original Lease, and the provisions of Section 5 (entitled "Landlord's Work") and Section 8 (entitled "Expansion Space") in the First Amendment, are fully deleted from the Lease and shall not apply during the balance of the Present Term nor during the Extended Term or any holdover term or any further renewal or extension of the Lease.

2. Present Term. During the balance of the Present Term of the Lease ending July 31, 2001, Tenant agrees to continue payment to Landlord of rent and rent increases, Adjustment Rent and (if requested by Landlord) Estimated Adjustment Rent, and all other amounts, pursuant to the Lease as heretofore amended.

3. Rental During Extended Term. During the Extended Term, Tenant agrees to pay to Landlord base annual rent in equal monthly installments during a given lease year, in the applicable amounts as set forth in the following table:

LEASE YEAR: BASE MONTHLY RENT BASE ANNUAL RENT

1st $9,525.00 $114,300.00

2nd $9,763.13 $117,157.50

3rd $10,007.20 $120,086.44

Each installment of base month rent, in the applicable amount indicated above, shall be due and payable during the Extended Term in advance without deduction, setoff or demand on the first (1st) of each calendar month.

4. Lease Year Defined. During the Extended Term, the phrase "lease year" shall mean each period of twelve (12) full consecutive calendar months within the Extended Term, commencing for each such lease year on August 1st and ending for same on the following July 31, with the first such lease year to commence on August 1, 2001.

5. Adjustment Rent. The provisions of Section 4 (entitled "Real Estate Tax and Operating Expense Passthroughs") in the First Amendment concerning Adjustment Rent and Estimated Adjustment Rent shall continue in force during the balance of the Present Term and during the Extended Term and any holdover term.

6. Landlord's Agent. During the balance of the Present Term, and during the Extended Term and at all times thereafter, all rentals and other amounts to be paid by Tenant under the Lease shall be paid, and all notices to Landlord under the Lease shall be sent, to Landlord's management agent for the Building, Community Realty Company, Inc., at 6305 Ivy Lane, Suite 202, Greenbelt, Maryland, 20770, or to such other party and address as Landlord may designate in writing to Tenant.

7. Broker. Tenant confirms that it has not engaged nor dealt with any real estate brokers or agents in connection with this Amendment, other than Landlord's leasing and management agent, Community Realty Company, Inc., t/a CRC Commercial ("CRC"). Tenant agrees to indemnify, defend and hold harmless the Landlord from all leasing commission claims asserted by any broker or agent (other than CRC) with whom Tenant may have dealt concerning this Amendment.

8. Security Deposit. During the balance of the Present Term, and during the Extended Term and any further renewal term and any holdover term of the Lease, Landlord shall continue to hold and may use the Tenant's security deposit pursuant to Section 38 of the Original Lease as such security deposit was increased pursuant to Section 7 of the First Amendment, and said Section 38 shall remain in full force.

9. Lease Status. Tenant confirms that it is in full possession and occupancy of the entire Premises, and is satisfied with the physical condition thereof, "as is", and further confirms that Landlord heretofore has timely completed all work required of Landlord under the Lease, including without limitation the work called for in Original Lease Sections 33 and 34 and in Section 5 of the First Amendment.

10. Continuing- Force. Except as heretofore and hereby amended, the Lease shall remain in full force and effect. The paragraph captions hereof are included only for convenience of reference, and shall not affect the substantive provisions of this Amendment.

WITNESS the execution hereof by the parties as of the date first above written.

LANDLORD:

CENTRAL PROPERTIES L.L.L.P.

By: _____________________________ (SEAL)

General Partner

TENANT:

U.S. -CHINA INDUSTRIAL EXCHANGE, INC.

By: _____________________________ (SEAL)

Name: Robert C. Goodwin, Jr.

Title: Executive Vice President